Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the inclusion in this Registration Statement on Form S-1 our report dated October 27, 2011, of Stevia Nutra Corp. (formerly AAA Best Car Rental) relating to the financial statements as of July 31, 2011 and 2010 and for the period from inception to July 31, 2011, and the reference to our firm under the caption “Experts” in the Registration Statement.

/s/M&K CPAS, PLLC

www.mkacpas.com
Houston, Texas

November 5, 2012